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                                                                       EXHIBIT 5


                       [Mayer, Brown & Platt Letterhead]





                               _________ __, 1996


Security Capital Atlantic Incorporated
Six Piedmont Center
Atlanta, Georgia 30305

     Re:  Registration Statement on Form S-11
          (Registration No. 333-07071)

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), in connection with its proposed offering of shares of common stock, par value $.01 per share (the "Shares"), as more fully set forth in the registration statement on Form S-11 (the "Registration Statement") relating to the Shares.

     As counsel to ATLANTIC, we have examined originals or copies certified to our satisfaction of ATLANTIC's charter (the "Charter"), ATLANTIC's Bylaws, resolutions of ATLANTIC's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of ATLANTIC. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed or photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications referred to herein, we are of the opinion that the Shares, when sold and delivered against payment therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews &

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Security Capital Atlantic Incorporated
_________ __, 1996
Page 2


Ingersoll, a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "Validity of Shares" and "Validity of Securities."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois and the federal laws of the United States of America.


                                        Very truly yours,